SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2008
Date of Report
(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events.

On November 14, 2008, Pro-Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors approved a rights offering by the Company to its stockholders whereby the Company would distribute subscription rights to purchase common stock and warrants (“Rights Offering”).  A copy of the news release announcing the approval by the Board of the Rights Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 20, 2008, the Company announced that it filed a Registration Statement with the Securities and Exchange Commission in connection with the Rights Offering.  Under the proposed terms of the Rights Offering, the Company plans to distribute at no charge to its existing holders of its common stock on the record date, non-transferable subscription rights to purchase shares of the Company’s common stock and Series C warrants.  A copy of the news release announcing the filing of the Registration Statement in connection with the Rights Offering is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company has notified the NYSE Alternext US (the “Exchange”) that it is appealing the delisting decision that it received from the Exchange on November 7, 2008 as a result of the Company’s failure to comply with the Exchange’s continuing listing requirements.  A hearing on the Company’s appeal has been scheduled for December 23, 2008.

ITEM 9.01.     Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

   Not applicable.

(b)       Pro Forma Financial Information.

   Not applicable.

(c)       Shell Company Transactions

   Not applicable.

(d)       Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

		By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date:	November 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of Pro-Pharmaceuticals, Inc., dated November 14, 2008, entitled “Pro-Pharmaceuticals to Commence Rights Offering to Shareholders”.
99.2	News release of Pro-Pharmaceuticals, Inc., dated November 20, 2008, entitled “Pro-Pharmaceuticals Files Registration Statement for Rights Offering to its Shareholders”.